UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2009
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147

(Address of principal executive offices)	(Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 1, 2009, the Board of Directors of R. G. Barry Corporation (the “Company”) declared a dividend distribution of one Right for each outstanding Common Share of the Company to shareholders of record at the Close of Business on May 15, 2009. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth (1/100) of a share (a “Unit”) of Series II Junior Participating Class A Preferred Shares, par value $1.00 per share (the “Preferred Shares”) at a Purchase Price of $25.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and The Bank of New York Mellon, as Rights Agent.
     Initially, the Rights will be attached to all certificates representing the Company’s common shares, par value $1.00 per share (the “Common Shares”) then outstanding (or, in the case of uncertificated Common Shares, by the book-entry account that evidences record ownership of such shares), and no separate Rights certificates will be distributed. The Rights will separate from the Common Shares and a “Distribution Date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the “Share Acquisition Date‘), other than as a result of repurchases of stock by Company or certain inadvertent actions by institutional or certain other shareholders, or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
     The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on May 1, 2014, unless earlier redeemed or exchanged by the Company as described below.
     As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Shares issued prior to the Distribution Date will be issued with Rights.
     In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding Common Shares, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
     For example, at an exercise price of $25.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $50.00 worth of Common Shares (or other consideration, as noted above) for $25.00. Assuming that the Common Shares had a per share value of $12.50 at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $25.00.
     In the event that, at any time following the Share Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
     At any time until 10 business days following the Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The Board of Directors may also exchange the Rights at a ratio of one Common Share or one one-hundredth of a Preferred Share per Right (subject to adjustment).
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.
     The foregoing summary of the principal terms of the Rights Agreement is a general description only and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have meanings given to such terms in the Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders
     The information set forth in Item 1.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
     On May 1, 2009, Roger E. Lautzenhiser notified the Company that he intends to resign from the Company’s Board of Directors immediately prior to the Company’s 2009 annual meeting of shareholders. Mr. Lautzenhiser, who has served as a director of the Company since 1999, did not cite any disagreement with the Company as a basis for his intended resignation. Although he has expressed his intent to resign, Mr. Lautzenhiser has not submitted a resignation. Mr. Lautzenhiser and the Company intend to work together to ensure a smooth transition from both of their perspectives.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Article FOURTH of the Company’s Articles of Incorporation, as amended, authorizes the issuance from time to time of one or more series of preferred shares, and permits the Board of Directors to amend the Articles of Incorporation to designate the terms of such preferred shares. On May 1, 2009, the Board of Directors amended the Company’s Articles of Incorporation to authorize the issuance of 225,000 Series II Junior Participating Class A Preferred Shares and fixed the dividend rights, liquidation rights and certain other preferences, rights and limitations thereon. See Item 1.01 for an additional a description of the rights and preferences of the Preferred Shares. The Certificate of Amendment was effective upon filing with the Ohio Secretary of State. The foregoing summary of the terms of the Series II Junior Participating Class A Preferred Shares is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a) — (c) Not applicable.
(d) Exhibits.
3.1	Form of Certificate of Amendment to the Articles of Incorporation of R. G. Barry Corporation Authorizing the Series II Junior Participating Class A Preferred Shares

4.1	Rights Agreement dated as of May 1, 2009, between R. G. Barry Corporation and The Bank of New York Mellon, as Rights Agent, includes the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.G. BARRY CORPORATION
Date: May 4, 2009	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President — Finance, Chief Financial Officer and Secretary